INVESTOR UPDATE NOVEMBER 2017 Exhibit 99.1

Forward-looking statements and non-gaap financial information Forward-Looking Statements Certain statements and information in this communication may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the Company’s financial and operating objectives, plans and strategies, industry trends, and all statements (other than statements of historical fact) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Any forward-looking statements in this communication are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports and other documents that the Company files with the Securities and Exchange Commission; (ii) general economic, market, or business conditions; (iii) the impact of legislative or regulatory changes, such as changes to the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010; (iv) changes in governmental reimbursement programs; (v) decreases in revenue and profit margin under fee-for-service contracts due to changes in volume, payor mix and reimbursement rates; (vi) the loss of existing contracts; (vii) risks associated with the ability to successfully integrate the Company’s operations and employees following the completion of its merger with AMSURG; (viii) the ability to realize anticipated benefits and synergies of the business combination; (ix) the potential impact of the consummation of the transaction on the Company’s relationships, including with employees, customers and competitors; (x) the impact of the Company’s announced review of strategic alternatives, as well as any strategic transaction that may be pursued as a result of such review, including on the Company’s financial and operating results, or its employees, suppliers and customers; and (xi) other circumstances beyond the Company’s control.   Non-GAAP Financial Information This presentation includes Adjusted EBITDA, on a forward-looking basis, a financial measure that was not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The items excluded from Adjusted EBITDA are important in understanding the Company’s historical financial performance, and this measure should not be considered in isolation of, or as an alternative to, the most directly comparable GAAP financial measure, net income. Since Adjusted EBITDA is not a measure determined in accordance with GAAP, has no standardized meaning prescribed by GAAP and is susceptible to varying calculations, this measure, as presented, may not be comparable to other similarly titled measures of other companies. A reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure, net income, is included in the Company’s quarterly earnings release for the three months ended September 30, 2017, which is available at the Company’s website at investor.evhc.net. Adjusted EBITDA of Envision Healthcare Corporation is defined as earnings before interest expense, net, income taxes, depreciation, amortization, transaction and integration costs, share-based compensation, impairment charges, debt extinguishment costs, gain or loss on de-consolidations net of non-controlling interests, changes in contingent purchase price consideration, purchase accounting adjustments related to mergers and acquisitions and discontinued operations. Except for purposes of calculating leverage ratios, Adjusted EBITDA does not include pro forma results for completed acquisitions. Envision is not providing a reconciliation of its Adjusted EBITDA guidance because the exact amounts of individual adjustments for these items are not currently determinable, including variability and timing associated with acquisitions, disposals, deconsolidations and impairment charges. These amounts may be significant and may vary significantly from period to period.

KEY DEVELOPMENTS SINCE MERGER

☑	**Portfolio Management**	➢ Announced divestiture of AMR, with ~$1.9bn in expected net proceeds to reduce net debt ➢ Terminated unprofitable population health services ➢ Invested over $690mm in acquisitions year-to-date 2017
☑	**Market Development**	➢ 120+ new organic contracts – significantly ahead of year-to-date Q3 target – increased related incremental startup costs in Q4 ➢ 70%+ of new contracts are expansions of existing health system relationships
☑	**Operational Enhancement**	➢ Recruitment and promotions of new senior leadership ➢ Converted 40% of previously out-of-network revenue to in-network status year-to-date with expected revenue-neutral impact ➢ On target to achieve $35mm of run-rate 2017 cost synergies from merger ➢ Net cash flow from operations, less distributions to non-controlling interests and excluding transaction costs, of $453mm in the first nine months of 2017
	Challenges / Extraordinary Items	➢ Macro utilization pressure on emergency department volume ➢ $22mm of temporary market disruption from natural disasters has been eliminated from 2017 Adjusted EBITDA Guidance to normalize 2017

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2017 GUIDANCE COMPARISON

2017 Guidance Comparison: August 7th vs. October 31st (High End)		
		Adjusted EBITDA
August 7th Guidance[1]	**$**	**1,040**
Physician Services Changes		
(A) Same Contracts	$	(92)
(B) Net New Contracts	$	(16)
(C) Other	$	(10)
Total Physician Services Changes in Guidance	**$**	**(118)**
Change in ASC Forecast	**$**	**(0)**
October 31st Implied Full Year Guidance[2]	**$**	**922**

- The reduction in the 2017 year-end guidance for Adjusted EBITDA is attributable to revisions in physician services outlook
- Of the Physician Services revisions, same contract outlook accounts for ~79% of the revision. Revised net new contract outlook accounts for ~13% of the revision. These combined factors explain ~92% of the variance

(1) Based on year-to-date 1H 2017 actual and 2H 2017 of forecasted financials.
(2) Based on year-to-date 3Q 2017 actual and 4Q 2017 of forecasted financials. $22mm of temporary market disruption from natural disasters has been eliminated from 2017 Adjusted EBITDA Guidance.

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2017 GUIDANCE COMPARISON (CONTINUED)

2017 Guidance Comparison: August 7th vs. October 31st (High End)			
Physician Services Adjusted EBITDA Change Drivers			
(A) Changes in Same Contract Assumptions			
Anesthesia Rate Assumptions	$	(43)	1
Emergency Department Rate Assumptions	$	(18)	2
Other Rate Changes	$	(4)	
Same Contract Changes: Reimbursement Rates	$	(65)	
Same Contract Changes: Volume, Labor & Other	$	(27)	3
Total Changes in Same Contract	**$**	**(92)**	
(B) Changes in Net New Contract Assumptions	**$**	**(16)**	4
(C) Total Other Changes	**$**	**(10)**	5
Total 2H Change From August 7th Guidance to October 31st Guidance	**$**	**(118)**	

1. Same Contract assumptions were adjusted from the previous anesthesia rate forecast which were driven by lower-than-expected seasonal anesthesia rate increases from 1H to 2H. The previous forecast assumed trends consistent with the prior year, which have been revised downward in the updated forecast. Of the $43mm variance, ~$5mm is attributable to a shift in exchange composition
2. Lower-than-expected emergency department rate increase
3. Lower-than-expected net volume growth, primarily in emergency department as well as higher labor and other supportive costs
4. For the net new contract revisions, $12mm of the $16mm variance in Adjusted EBITDA is attributable to higher-than-expected new contract signing, resulting in related incremental startup costs higher than originally forecasted
5. Primarily attributable to performance of Evolution Health

Note: $22mm of temporary market disruption from natural disasters has been eliminated from 2017 Adjusted EBITDA Guidance.

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ILLUSTRATIVE OUTLOOK BASED ON Annualized Q4 2017 Guidance Q4 Midpoint Annualized 3-6% Organic Growth 4-5% Inorganic Growth Projected Operational Efficiencies expected to be achieved over the course of 2018. (1) Midpoint of Q4’17 Adj. EBITDA Guidance Illustrative Outlook

ILLUSTRATIVE OUTLOOK BASED ON Annualized Q4 2017 Guidance (CONTINUED) Projected Operational Efficiencies expected to be achieved over the course of 2018.

Improving operational efficiencies Reduce total RCM sites/vendors consolidating best practices Centralize Emergency Medicine / Hospitalist Medicine billing operations Migrate select sites to off-shore coding capabilities We are taking discrete actions that are expected to improve our operating performance and realize $50mm of incremental Adjusted EBITDA in 2018 Rationalize staffing levels and mix for current volumes in-line with 2016 ratios yielding 25bps of productivity enhancement Convert additional 10% of 3rd party vendor locum tenens usage to internal locum tenens recruiting resources Renegotiate lower margin system contracts to address staffing mix and / or subsidies Achieve 20bps improvement in overhead as a % of Net Revenue Rationalize Corporate Overhead costs Streamline IT functions post-AMR separation Reduce consulting fees Enhancing Our Customer Focus Creating Scale Driving Operational Excellence 3rd party consultant review completed Q3 RCM leader to be appointed Q4 New President of Physician Services New operations leadership for Emergency Medicine and Hospitalist Medicine Recently appointed enterprise COO to lead initiative IT strategy solidified Q2 Key Initiatives Drivers Revenue Cycle Management Clinical Labor Management Operational Efficiencies

MIGRATION TO IN-NETWORK COMMERCIAL PAYOR CONTRACT

Once migration reaches 75%, estimated at year end 2018, total out-of-network exposure will be less than 5% of total revenue for the company

Progression of Commercial Revenue Migration to In-Network Status	1/1/17 – 9/30/17	9/30/17 – 12/31/18	Beyond 2018
	~40%	~75%	>~75%

Expected Benefits of In-Network	Why Now?

Expected Benefits of In-Network

- Client and patient satisfaction
- Competitive differentiation
- Administrative efficiency
- Defined rate increases in future years
- Enhanced collections
- Accelerated cash flow

Why Now?

- Envision's scale and scope provides a clear differentiation with payors
- Patient and beneficiary satisfaction
- Addresses key pain point to better align health systems with commercial payors and large self-funded employers
- Legislative catalysts

Revenue-Neutral Transition

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Core Strategies aligned with market opportunity Market Leadership Position The trusted strategic partner for providers, health systems, communities and payors in the common pursuit of the highest quality of care for the patients we serve Continue to support physicians in the alignment with health systems and payors in the transformation to integrated delivery networks Disciplined Capital Deployment Maintaining financial flexibility to de-lever and fund growth Expanding relevance of key service lines through continued consolidation Diversified Platform for Growth Offering leading suite of solutions to deliver on customer mandate for increased quality, patient satisfaction and care coordination Leveraging existing relationships and service excellence to deliver incremental growth across clinical solutions Large Addressable Market Competing in $90-$100bn addressable and highly fragmented market with opportunity to consolidate and drive benefits of scale Efficient Cost Structure On target to achieve $35mm of $50mm of announced run-rate cost synergies from merger with remaining $15mm to be achieved in 2018 Taking discrete actions expected to improve operating performance to realize $50mm of incremental Adjusted EBITDA in 2018

APPENDIX

ILLUSTRATIVE DEBT STRUCTURE

Debt Instruments[1]	As of Sep. 30, 2017 ($ in mm)		Pro-Forma (AMR Adjusted) as of Sep. 30, 2017 ($ in mm)	
Term Loan B-2023[2]	$	3,966	$	2,066
ABL Facility[3]		--		--
Senior Notes		2,400		2,400
Other Debt		59		59
	$	6,425	$	4,525
Cash and Cash Equivalents[4]		319		278
Net Debt	$	6,106	$	4,247
Ratio of Net Debt to LTM Adjusted EBITDA[5]		~4.5x		~4.1x

(1) Amount includes current portion of long-term debt of $52.5mm.
(2) Pro-forma AMR adjusted for estimated net cash proceeds of $1.9bn
(3) ABL facility provides for revolving borrowings of up to $850.0mm subject to borrowing base availability. The borrowing capacity as of Sep. 30 was $664.6mm after giving effect to letters of credit outstanding. Pro-forma AMR-adjusted expected availability of ~$500.0mm.
(4) Pre-AMR adjustment includes $41.2mm of cash attributable to discontinued operations .
(5) Based on Adjusted EBITDA as calculated under the company's credit agreements.

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